Exhibit  23.1   Consent  of  Counsel  (contained  in  Exhibit  5.1).

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Exhibit  23.1     Consent  of  Independent  Registered  Public  Accounting Firm.

CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

The  Board  of  Directors
Hyperdynamics  Corporation
Houston,  Texas

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated September 21, 2005 relating to the consolidated financial statements as of June 30, 2005 and for the two years then ended incorporated by reference herein. We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in this Registration Statement.



Malone  &  Bailey,  PC
www.malone-bailey.com
Houston,  Texas

January  11,  2006